BANK OF AMERICA
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                                            Bank of America
NEWS RELEASE                                Investor Relations
                                            NC1-007-56-01
                                            100 North Tryon Street
                                            Charlotte, NC  28255

September 19, 2000


Contact:  Bob Stickler (704-386-8465)


   BANK OF AMERICA PRICES $1 BILLION IN 6-YEAR SENIOR NOTES

CHARLOTTE, September 19, 2000 -- Bank of America Corporation today priced a new issue of $1 billion 6-year senior notes for sale in the United States.

The senior notes have a coupon interest rate of 7.125 percent per annum, payable semi-annually on March 15th and September 15th. The notes mature on September 15, 2006.

These notes will be sold through Banc of America Securities LLC. Closing is scheduled for September 22, 2000.

The debt issue is part of a shelf registration for corporate debt and other securities previously declared effective by the Securities and Exchange Commission.

proceeds from the issues will be used for general corporate purposes.

Bank of America, with $680 billion in assets, is the largest bank in the United States. Bank of America stock (ticker: BAC) is listed on the New York, Pacific and London stock exchanges and certain shares are listed on the Tokyo Stock Exchange.

                             www.bankofamerica.com